                                                                 Exhibit 10.9

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks ("*****"), and the omitted text has been filed separately with the Securities and Exchange Commission.


                                  CONFIDENTIAL

                LICENSING AGREEMENT FOR THE NASDAQ 100 INDEX-Registered Trademark- OR NASDAQ 100-RELATED FINANCIAL PRODUCTS TRADED ON ORGANIZED MARKETS


            THIS AGREEMENT is dated as of April 3, 1996, and is made by and between The Nasdaq Stock Market, Inc. (NASDAQ), a Delaware Corporation which is a subsidiary of the National Association of Securities Dealers, Inc. (NASD) (NASD with its affiliates are collectively referred to as the CORPORATIONS), whose principal offices are located at 1735 K Street, N.W., Washington, D.C. 20006, and the Chicago Mercantile Exchange (LICENSEE or CME), whose principal offices are located at 10 South Wacker Drive, Chicago, Illinois, 60606.

            WHEREAS, Nasdaq possesses certain rights in the Nasdaq 100-Registered Trademark-Index (INDEX); and

            WHEREAS, Nasdaq possesses certain rights to Nasdaq-Registered Trademark-, Nasdaq 100-Registered Trademark-, and Nasdaq 100
Index-Registered Trademark- as trade names, trademarks, or service marks (MARKS); and

            WHEREAS, Nasdaq determines the components of the Index and calculates, maintains and disseminates the Index; and

            WHEREAS, Licensee desires to use and Nasdaq desires to license the right to use the Index and Marks solely in connection with the (i) creation, trading, clearing, settlement, marketing, and promotion of Futures Contracts and Options on Futures Contracts (as defined in Sections 1 (e) and (f) below) overlying the Index and (ii) making disclosure about such contracts under applicable law, rules, and regulations in order to indicate that The Nasdaq Stock Market, Inc. is the source of the Index, pursuant to the terms and conditions hereinafter set forth.

            NOW THEREFORE, in consideration of the premises and the mutual covenants and conditions herein contained, Licensee and Nasdaq, intending to be legally bound, agree as follows:

SECTION 1. DEFINITIONS. For purposes of this Agreement, the following definitions shall apply:

            (a) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

            (b) "SEC" shall mean the Securities and Exchange Commission, as from time to time constituted or, if at any time after the execution of this Agreement the SEC is not existing and performing the duties now assigned to it under the Exchange Act, then the regulatory body performing such duties at such time.

            (c) "CEA" shall mean the Commodity Exchange Act, as amended from time to time.

            (d) "CFTC" shall mean the Commodity Futures Trading Commission, as from time to time constituted or, if at any time after the execution of the Agreement the CFTC is not existing and performing the duties now assigned to it under the CEA, then the regulatory body performing such duties at such time.

            (e) "Futures Contracts" shall mean:

                (i)      (A) all instruments the trading of which is within
                       the exclusive jurisdiction of CFTC (assuming for this purpose that the instruments were traded in the United States regardless of where they are actually traded),
                       (B) which are regulated by the CFTC as futures contracts (assuming for this purpose that such instruments were traded in the United States regardless of where they are actually traded) and (C) the CME has the authority under its articles, bylaws, and rules to trade such instruments; and

                (ii)     those instruments which as of the Effective Date
                       meet all of the requirements specified in clause (i) but subsequent to the Effective Date fail to meet the requirements of clause (i) (A) solely because the CFTC or its successor no longer has exclusive regulatory jurisdiction over such instruments.

                (iii)    For purposes of this Agreement, the term "Futures
                       Contract" shall never include a forward contract or swap.

            (f) "Options on Futures" shall mean options to purchase or sell Futures Contracts.

            (g) "Nasdaq 100 Futures Contracts" shall collectively mean Futures Contracts and Options on Futures as defined herein that are listed for trading on the CME, the GLOBEX-Registered Trademark-Electronic Trading System ("GLOBEX System"), or any other electronic trading system sponsored by the CME, and are based upon the Nasdaq 100 Index-Registered Trademark-.

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            (h) "A.M.-Settled Futures" shall mean futures contracts where the final index settlement value is derived using the first or a group of the first reported sale prices of each index-component security on the day the final index settlement value is determined, except that the last reported sale price for any such security shall be used in any case where that security does not open for trading on the day the final index settlement value is determined.

            (i) "A.M.-Settled Futures Options" shall mean options overlying A.M.-Settled Futures.

SECTION 2.  TERM AND LIFE OF AGREEMENT.

            2.1 The initial term of this Agreement is from the date of this Agreement to the date which is five years from the date on which Nasdaq 100 Futures Contracts commence trading on Licensee's market (such date hereinafter referred to as the EFFECTIVE DATE). This agreement is automatically extended for an additional five-year period unless Licensee gives Notice (as defined in Section 25) at least 180 days prior to the end of the initial Term; and provided further that neither party has terminated this Agreement earlier in accordance with the terms of this Agreement. Thereafter, this Agreement shall continue to extend for additional five-year periods unless either party gives Notice of termination of this Agreement to the other at least 120 days prior to the end of the then current period. Licensee shall give Notices to Nasdaq of the date on which Nasdaq 100 Futures Contracts commence trading on Licensee's market. The period of time commencing on the date of this Agreement and ending on the date of termination of this Agreement is referred to in this Agreement as the TERM of this Agreement.

            2.2 The period from the date of this Agreement until the date of expiration of the final Nasdaq 100 Futures Contracts is referred to in this Agreement as the LIFE of this Agreement. Each anniversary of the Effective Date during the Life of this Agreement is referred to in this Agreement as an ANNIVERSARY. Each period between the Effective Date or any Anniversary and the next succeeding Anniversary or the date of termination of the Life of this Agreement is referred to in this Agreement as a CONTRACT Year.

SECTION 3.  SCOPE OF LICENSE; SCOPE OF EXCLUSIVITY.

            3.1 Nasdaq hereby grants Licensee non-transferable and non-sub-licensable licenses (a) to use the Index in connection with creation, trading, marketing, clearing, settlement and promotion of Nasdaq 100 Futures Contracts that are issued during the Life (as defined in Section 2.2) of this Agreement and traded by open outcry on the CME, GLOBEX, or any other electronic trading system sponsored by the CME; and (b) to use the Marks solely in materials referring or relating to the Index during the Life of this Agreement. Except as expressly provided in this Agreement, no license is granted to use the Index or Marks for any other use, including as part of a news service or for collateral products, without Consent (as defined in Section 26) of Nasdaq.

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            3.2 The license granted herein shall be exclusive for a period of three-and-one-half years from the date Nasdaq 100 Futures Contracts commence trading on the CME (such date three-and-one-half years after the date Nasdaq 100 Futures Contracts commence trading on the CME being the CONTINUING EXCLUSIVITY DETERMINATION DATE) and for each calendar year thereafter provided that the combined average daily trading volume in Nasdaq 100 Futures Contracts and Options on Nasdaq 100 Futures Contracts exceeds ***** contracts a day measured over the calendar quarter immediately preceding the continuing exclusivity determination date and anniversaries of such date: (1) on any organized commodity exchange located anywhere in the world during the hours of 9:30 a.m. through 4:15 p.m., Eastern Time ("E.T."); and (2) on any organized commodity exchange located in the Americas (hereinafter the WESTERN HEMISPHERE) throughout the entire day (I.E., 24 hours), and accordingly Nasdaq shall not grant any license to use the Index in connection with the trading, marketing and promotion of Futures Contracts or Options on Futures that would be traded: (1) any time during the hours of 9:30 a.m. through 4:15 p.m., E.T., on any organized commodity exchange located anywhere in the world; or (2) any time during the day on any organized commodity exchange located in the Western Hemisphere. It is expressly understood that nothing in this Agreement shall preclude Nasdaq from:
(i) permitting Nasdaq 100 Futures Contracts to be traded on a market owned, operated or controlled by any of the Corporations, or (ii) granting licenses to third parties to use the Index in connection with the issuance, trading, marketing and promotion of derivative products which are not Futures Contracts or Options on Futures. For purposes of this Agreement, trading in Nasdaq 100 Futures Contracts through GLOBEX shall be deemed to occur outside the Western Hemisphere.

            3.3 Nasdaq acknowledges that Licensee may, during the Life of this Agreement, disseminate the value of the Index and prices and quotations of any Nasdaq 100 Futures Contracts to quotation vendors, news services, and other similar commercial entities for informational purposes in connection with the marketing and trading of Nasdaq 100 Futures Contracts.

            3.4 Nasdaq 100 Futures Contracts shall be designated as "A.M.-Settled Futures" and "A.M.-Settled Futures Options" (as defined in Sections 1(h) and (i)).

SECTION 4.  FEES.

            4.1 Licensee shall pay Nasdaq fees for the use of the Index and Marks (FEES) in accordance with the provisions of this Section 4. As payment for the licenses granted herein, the CME shall pay to Nasdaq a one-time lump sum fee of ***** upon the commencement of trading in Nasdaq 100 Futures Contracts on or through the facilities of the CME, plus a fee for each trade of a Nasdaq 100 Futures Contract on or through the facilities of the CME or the GLOBEX System at a rate of ***** per trade (I.E., per round turn including both sides of the trade).

            4.2 All fees to be paid by Licensee shall be paid in immediately available United States funds. In the event that there are Annual Fees, such are due as of the effective date of this Agreement, or by the beginning date of any subsequent Term. Fees established as due by a particular date are due by that date. All other Fees are due within 30 days of the date established for the production of the report or date of the invoice upon which the Fee is based. Any amount not paid within 30 days after its due date is subject to interest at the rate of 1-1/2% per month (or the highest rate permitted by law) until paid, plus cost of collection, including reasonable in-house and outside attorneys' fees. If in the future any tax, charge or assessment is imposed on Nasdaq with respect to this Agreement or the licenses or services provided by Nasdaq under this Agreement (other than a personal property or income tax), including any requirement that Licensee deduct or withhold any tax, charge or assessment from the amounts due to Nasdaq under provisions of this Agreement other than this sentence, then Licensee shall either: (i) increase the amounts otherwise due to Nasdaq such that the net amount received by Nasdaq after such tax, charge, or assessment, equals one hundred percent (100%) of the amounts due before the tax, charge or assessment; or (ii) at Licensee's election terminate this Agreement by delivering Notice to Nasdaq, as provided in
Section 25, within sixty (60) days after receiving Notice of the imposition. Alternatively, if any such tax, charge or assessment is imposed on Licensee with respect to this Agreement or the licenses or services provided by Nasdaq under this Agreement (other than a tax imposed generally on exchange transactions), then Licensee may terminate this Agreement by delivering
Notice to Nasdaq, as provided in Section 25, within sixty (60) days after receiving Notice of the imposition.

            4.3 Licensee shall pay Nasdaq Nasdaq's then current fee applicable to vendors for supplying subscribers with real-time calculations of Nasdaq market indices, provided, however, that an amount equal to the amount of the fee shall be credited against the amount due Nasdaq under Section 4.2.

SECTION 5. AUDIT RIGHTS. During the Life of this Agreement, Nasdaq shall have the right, with reasonable Notice to Licensee, during normal business hours, to audit on a confidential basis any relevant books and records of Licensee to ensure that the type and amount of Fees calculated or stated to be payable to Nasdaq are complete and accurate. Licensee shall pay Nasdaq's documented out-of-pocket expenses of such audit (including reasonable in-house and outside accountant and attorneys' fees, if incurred) if Nasdaq determines that Licensee has not paid, calculated, and/or reported Fees of more than five percent of that due Nasdaq under this Agreement.

SECTION 6.  REVIEW OF MATERIALS.

            6.1 Licensee shall submit to Nasdaq for review a copy of any material submitted to any regulatory body or governmental agency in order to obtain and maintain approval for the creation, trading, clearance, and settlement of Nasdaq 100 Futures Contracts on Licensee's market. To the extent practicable, such material, or a copy of the then best draft shall be given to Nasdaq at least 3 business days before their submittal to the body or agency (but in any event, a copy of the final document shall be sent by Notice to Nasdaq no later than 3 business days after submittal to the agency or body).

            6.2 Licensee shall give Nasdaq a copy, within 3 business days of receipt, of any notice, correspondence, process, or other material received from any regulatory body, governmental agency, or any court, during or after the approval process, which indicates that Nasdaq 100 Futures Contracts are, or might be in violation of, or otherwise not subject to approval because of, any new or existing statute, rule, law, regulation, order, opinion, judgement, or injunction of the CFTC, a court, an arbitration panel, or governmental body or agency.

            6.3 Licensee shall provide Nasdaq with a copy of any informational, promotional or other materials referring or relating to Nasdaq 100 Futures Contracts, including any circular, advertisement, or brochure, at least 3 business days prior to its initial dissemination to third parties. Licensee need not resupply a copy of any material which is substantially like material previously submitted to Nasdaq and is identical as it describes the Corporations or their operations, the markets operated by the Corporations, the Index or the Marks, or the authorization, review, or endorsement of the Corporations of Nasdaq 100 Futures Contracts.

            6.4 If Nasdaq reasonably objects by Notice or fax transmission to Licensee to any material as it describes the Corporations or their operations, the markets operated by the Corporations, the Index or the Marks, or the authorization, review, or endorsement of the Corporations of Nasdaq 100 Futures Contracts, Licensee shall alter or withdraw such material to Nasdaq's satisfaction within 30 days of receipt of Nasdaq's objection. If Licensee refuses to so alter or withdraw, Nasdaq may terminate this Agreement upon 30 days Notice to Licensee, with an opportunity to cure within that period.

SECTION 7. PROTECTION OF MARKS. Nasdaq will use reasonable efforts to maintain and protect the value of its Index and Marks. However, nothing shall obligate Nasdaq to undertake an action or settlement, or refrain from an action or settlement, with respect to any particular potential, threatened, or actual infringement of its Index or Marks. Licensee shall cooperate with Nasdaq in the maintenance, registration, and policing of Nasdaq's rights in the Index and the Marks. Such cooperation is not a waiver of either party's assertion of attorney/client, work product, or other privilege.

SECTION 8.  CALCULATION OF INDEX.

            8.1 At no cost to Licensee other than the Fees, Nasdaq, or its agent: (a) shall compute and make available to the CME the value of the Index at least ***** during Nasdaq's normal trading hours; and (b) shall compute and disseminate to Licensee's communications center the "OPENING INDEX VALUE" of the Index on each trading day that is the last scheduled day of trading in the securities comprising the Index prior to the expiration of any Nasdaq 100 Futures Contracts traded on Licensee's market. As used in this Section 8.1, the term "Opening Index Value" shall mean the Index Value derived using the "Opening Volume-Weighted Prices" of the securities in the Index. The "Opening Volume-Weighted Price" for a particular Index-component security shall be calculated based on *****, except that if an Index-component security does not open for trading on The Nasdaq Stock Market on that day, then the reported sale price for the security last received and processed by The Nasdaq Stock Market shall be used to calculate the Opening Index Value. In the event that Nasdaq implements a "UNITARY OPENING PRICE PROCEDURE," the Opening Index Value will be calculated using such unitary opening prices instead of Volume-Weighted Prices. As used in this
Section 8.1, the term "UNITARY OPENING PRICE PROCEDURE" shall mean a methodology, practice, procedure, or mechanism used by The Nasdaq Stock
Market to generate opening prices for Index-component securities that involves gathering, processing, and executing buying and selling interest in Index-component securities at one price at the opening of trading on The
Nasdaq Stock Market. Nasdaq, or its agent, shall maintain a back-up computer system to perform calculations of the Index in the case of failure of the primary computer system and use its best efforts to resume promptly the calculation of the Index in the event of a failure of the primary computer system.

            8.2 Licensee agrees that the Index is a product of the selection, coordination, arrangement, and editing of Nasdaq and that such efforts involve the considerable expenditure of time, effort, and judgment by Nasdaq. As between the parties, Licensee recognizes that Nasdaq possesses certain rights to the Index and the Marks. No license is granted to Licensee to calculate the Index. While Nasdaq will use reasonable efforts based on sources deemed reliable in calculating the Index, NASDAQ DOES NOT GUARANTEE THE ACCURACY OR COMPLETENESS OF THE INDEX OR OF THE DATA USED TO CALCULATE THE INDEX OR DETERMINE THE INDEX COMPONENTS, OR THE UNINTERRUPTED OR UNDELAYED CALCULATION OR DISSEMINATION OF THE INDEX. NASDAQ DOES NOT GUARANTEE THAT THE INDEX ACCURATELY REFLECTS PAST, PRESENT, OR FUTURE MARKET PERFORMANCE. NASDAQ IS NOT RESPONSIBLE FOR ANY MANIPULATION OR ATTEMPTED MANIPULATION OF THE INDEX. Nasdaq is free to pick and alter the components and method of calculation of the Index without Consent of Licensee.

            8.3 Nasdaq shall give Licensee ***** Notice of the cessation of calculation or dissemination of the Index. However, Nasdaq shall either continue to provide Licensee with a calculation of the Index for the Life of this Agreement, or, on a confidential basis, provide Licensee with the then applicable method of calculation of the Index. Licensee may terminate the Term of this Agreement on the date Noticed by Nasdaq of the cessation of calculation or dissemination of the Index.

            8.4 If the parties agree to permit Licensee, on an interim and confidential basis, to calculate the Index during any period that Nasdaq is unable to calculate the Index, Nasdaq agrees to pay Licensee for its reasonable, marginal, and direct costs associated with calculating the Index over that period of time.

            8.5 Upon receipt of any Notice of termination of the calculation or dissemination of the Index by Nasdaq, the CME may also elect, by written Notice to Nasdaq, to redesignate the Nasdaq 100 Index and Nasdaq 100 Futures Contracts based thereon as the CME's index ("Substitute Index") and continue to trade such alternative contracts ("CME Substitute Contracts"), except that, from the time of receipt of such Notice of election until termination of the Life of this Agreement, such Substitute Index shall be described in a manner to clearly differentiate it from the Nasdaq 100 Index. In the event of such an election, the CME shall have no obligation to make any payment to Nasdaq based upon the trading of such CME Substitute Contracts. After such election, the CME may promote CME Substitute Contracts based upon the CME's Substitute Index provided that the terms "Nasdaq," "Nasdaq 100, and "Nasdaq 100 Index" are not utilized by the CME and the CME prominently disclaims any relationship with Nasdaq in respect of the Substitute Index and Substitute
Index Contracts.

            Upon the CME's written request pursuant to this Section 8.5, Nasdaq shall, for the purpose of facilitating the CME's compilation and use of its own Substitute Index, provide the CME with a current and accurate list of the companies, shares outstanding and divisors for the Nasdaq 100 Index as well as any changes in such information through the Life of this Agreement, and Nasdaq hereby grants to the CME a continuing non-exclusive and royalty-free license to use such information thereafter for the purposes of the CME's Substitute Index.

SECTION 9.  MARKING OF LICENSEE'S USE.

            9.1 Licensee shall include the following language in its rules at or prior to the time that Nasdaq 100 Futures Contracts start to trade on Licensee's market (in conspicuous type, such as at least 11 point type and the second paragraph in bold) so as to be enforceable under applicable local law(s):

            Nasdaq 100 Index Futures and Options on Nasdaq 100 Index Futures (Products) are not sponsored, endorsed, sold or promoted by The Nasdaq Stock Market, Inc., (including its affiliates) (Nasdaq, with its affiliates, are referred to as the CORPORATIONS). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Products. The Corporations make no representation or warranty, express or implied, to the holder of any position in the Products or any member of the public regarding the advisability of investing in financial instruments generally or in the Products particularly, or the ability of the Nasdaq 100 Index to track general stock market performance. The Corporations' only relationship to the Chicago Mercantile Exchange (LICENSEE) is in the licensing of certain trademarks, service marks, and trade names of the Corporations and the use of the Nasdaq 100 Index, which is determined, composed and calculated by Nasdaq without regard to Licensee or the Products. Nasdaq has no obligation to take the needs of the Licensee or the holder of any position in the Products into consideration in determining, composing or calculating the Nasdaq 100 Index. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Products to be issued, or in the determination or calculation of the equation by which the Products are to be converted into cash, in the case of Nasdaq 100 Futures, or futures contracts, in the case of Options on Nasdaq 100 Futures. The Corporations have no liability in connection with the administration, marketing or trading of the Products.

            THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ 100 INDEX-Registered Trademark- OR ANY DATA INCLUDED THEREIN. THE

            CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE RESULTS TO BE OBTAINED BY ANY PERSON OR ENTITY FROM THE USE OF THE NASDAQ 100 INDEX-Registered Trademark-, ANY OPENING, INTRA-DAY,
            OR CLOSING VALUE THEREOF, OR ANY DATA INCLUDED THEREIN, OR RELATING THERETO, IN CONNECTION WITH THE TRADING OF NASDAQ 100 FUTURES OR OPTIONS ON NASDAQ 100 FUTURES OR FOR ANY OTHER PURPOSE. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ 100 INDEX-Registered Trademark-, ANY OPENING, INTRA-DAY, OR CLOSING VALUE THEREOF, OR ANY DATA INCLUDED THEREIN OR RELATED THERETO, OR ANY NASDAQ 100 FUTURES CONTRACT OR OPTION ON A NASDAQ 100 FUTURES CONTRACT. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

            9.2 In all other materials relating or referring to Nasdaq 100 Futures Contracts or Options on Nasdaq 100 Futures Contracts, Licensee shall include at least this much of the above language, or similar formulation:

      The Nasdaq 100 Index-Registered Trademark-, Nasdaq 100-Registered Trademark-, and Nasdaq-Registered Trademark- are registered marks of The Nasdaq Stock Market, Inc. (which with its affiliates are the CORPORATIONS) and are licensed for use by the Chicago Mercantile Exchange in connection with the trading of Futures and Futures Options based on the Nasdaq 100 Index (Products). The Products have not been passed on by the Corporations as to their legality or suitability. The Products are not issued, endorsed, sold, or promoted by the Corporations. THE CORPORATIONS MAKE NO WARRANTS AND BEAR NO LIABILITY WITH RESPECT TO SUCH PRODUCTS.

SECTION 10. LIMITED WARRANTY.

            10.1 Nasdaq warrants that it will calculate the Index in accordance with its then applicable method for calculations of the Index. ONLY IN THE EVENT THAT NASDAQ IS UNABLE TO CALCULATE THE INDEX IN A REASONABLY ACCURATE MANNER FOR AN AFFECTED PERIOD OF OVER SEVEN CONSECUTIVE BUSINESS DAYS, WILL NASDAQ BE LIABLE FOR BREACH OF THE WARRANTIES CONTAINED IN THIS SECTION, AND THEN ONLY TO LICENSEE AND SUBJECT TO THE LIMITATIONS IN SECTION 13. THE CORPORATIONS DO NOT REPRESENT OR WARRANT THAT THE INDEX OR THE MEANS BY WHICH NASDAQ CALCULATES THE INDEX IS FREE

OF DEFECTS. THE CORPORATIONS DO NOT REPRESENT OR WARRANT THE TIMELINESS, SEQUENCE, ACCURACY OR COMPLETENESS OF THE CALCULATION OF THE INDEX, OR THAT THE INDEX WILL MEET LICENSEE'S REQUIREMENTS. THE FOREGOING WARRANTIES ARE IN LIEU OF ALL CONDITIONS OR WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO, ANY IMPLIED CONDITIONS OR WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE, ANY IMPLIED WARRANTY ARISING FROM TRADE USAGE, COURSE OF DEALING, OR COURSE OF PERFORMANCE, AND OF ANY OTHER WARRANTY OR OBLIGATION ON THE PART OF THE CORPORATIONS.

SECTION 11. REFUNDS.

            11.1 Where this Section is cross-referenced, the portion of Fees refunded shall be the amount of the Fee actually paid which relates to Nasdaq 100 Futures Contracts which have been issued but not yet expired or cancelled.

SECTION 12. INDEMNIFICATION.

            12.1 Nasdaq warrants and represents that it has the right to grant the rights to use the Index and Marks specified in this Agreement and that the license shall not infringe the title or any patent, copyright, trade secret, trademark, service mark, or other proprietary (INTELLECTUAL PROPERTY) right of any third party. Nasdaq will as its sole and entire liability and obligation to Licensee for breach of the foregoing warranty and representation defend, indemnify, and hold harmless (INDEMNIFY) Licensee (including its officers, directors, employees, and agents) against any and all claims, demands, actions, suits or proceedings (DISPUTES) asserting that the Index or any Mark infringes any Intellectual Property right of any third party, and Nasdaq will pay the third party the total amount of any award, judgment, or settlement (including all damages however designated) awarded to such third party resulting from the Dispute to the extent caused by failure of Nasdaq's warranty.

            12.2 Except as provided below, Licensee agrees to Indemnify the Corporations (including their respective officers, directors, employees, and agents) from any and all Disputes as the result of Licensee's failure to fulfill its obligations under this Agreement, claims relating to or arising from a Nasdaq 100 Futures Contract, or any other matter relating to or arising out of this Agreement except to the extent directly caused by actions of the Corporations and will pay the third party the total amount of any award, judgment, or settlement (including all damages however designated) awarded such third party resulting from such Dispute except to the extent directly caused by actions of the Corporations. Notwithstanding anything to the contrary in this Agreement, the CME shall not indemnify or hold the Corporations harmless against any and all judgments, damages, costs or losses of any kind (including reasonable attorneys' fees) as a result of any claim, action or proceeding that arises out of or relates to: (i) the willful or intentional misconduct of any of the Nasdaq parties, (ii) miscalculation or errors in the Index or any data included therein originated by Nasdaq or its agents acting within the


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scope of their authority, or (iii) any breach by Nasdaq of its representations, warranties or agreements made in this Agreement.

            12.3 The right to be Indemnified shall apply to a Dispute only if:

            (a) the party seeking indemnification promptly, and within no more than 5 calendar days of its receipt of notice of a Dispute, gives Notice to the other party of the Dispute;

            (b) the party seeking indemnification cooperates fully with the other party in the defense thereof (such cooperation does not require and is without waiver by either party of any attorney/ client, work product, or other privilege);

            (c) the indemnifying party has sole control of the defense and all related settlement negotiations.

            12.4 In the event of a Dispute involving infringement, or if in Nasdaq's opinion such a Dispute is likely to occur, or if the use of the Index or Marks is enjoined, Nasdaq may, at its sole option and expense, procure for Licensee the right to continue using the Index or Marks, replace or modify the Index or Marks to cause them to become non-infringing, or terminate the Term of the Agreement (with a refund of Fees as calculated in Section 11).

SECTION 13. LIMITATION OF LIABILITY. EXCEPT FOR LIABILITY RESULTING FROM THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF THE CORPORATIONS AND EXCEPT TO THE EXTENT STATED IN SECTIONS 12 AND 16, THE TOTAL AMOUNT OF THE CORPORATIONS' LIABILITY FOR CLAIMS OR LOSSES BASED UPON, ARISING OUT OF, RESULTING FROM OR IN ANY WAY CONNECTED WITH THE PERFORMANCE OR BREACH OF THIS AGREEMENT, WHETHER BASED UPON CONTRACT, TORT, WARRANTY, OR OTHERWISE, SHALL IN NO CASE EXCEED THE AVERAGE ANNUAL LICENSE FEES ACTUALLY PAID TO NASDAQ HEREUNDER (OR IN THE CASE OF THE FIRST YEAR AFTER THE DATE OF EXECUTION OF THE AGREEMENT, $100,000). THE ESSENTIAL PURPOSE OF THIS PROVISION IS TO LIMIT THE CORPORATIONS' LIABILITY UNDER THIS AGREEMENT. BOTH PARTIES UNDERSTAND AND AGREE THAT THE TERMS OF THIS AGREEMENT REFLECT A NEGOTIATED AND REASONABLE ALLOCATION OF RISK AND LIMITATIONS GIVEN THE COMMERCIAL REALITIES OF THE TRANSACTIONS.

SECTION 14. CONSEQUENTIAL DAMAGES. EXCEPT AS NOTED IN SECTION 12 AND EXCEPT FOR BREACH OF SECTION 16, THE CORPORATIONS SHALL NOT BE LIABLE TO THE LICENSEE OR ANY OTHER PERSON FOR ANY LOST PROFITS, ANTICIPATED PROFITS, LOSS BY REASON OF SHUTDOWN IN OPERATION OR INCREASED EXPENSES

OF OPERATION, LOSS OF GOODWILL, LOSS CAUSED IN THE SALE OF, PURCHASE OF, OR BY NASDAQ 100 FUTURES CONTRACTS, OR CONSEQUENTIAL, INCIDENTAL, INDIRECT, PUNITIVE, OR SPECIAL DAMAGES, EVEN IF THE CORPORATIONS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

SECTION 15. FORCE MAJEURE. Notwithstanding any other term or condition of this Agreement, neither Nasdaq nor Licensee shall be obligated to perform or observe its obligations undertaken in this Agreement (except for obligations to make payments hereunder) if prevented or hindered from doing so by any circumstances beyond its control, including, without limitation, acts of God, perils of the sea and air, fire, flood, drought, war, explosion, sabotage, terrorism, embargo, civil commotion, acts of any governmental body, supplier delays, communications or power failure, equipment or software malfunction, and labor disputes.

SECTION 16. CONFIDENTIALITY. Each party shall protect information declared by the other to be CONFIDENTIAL or PROPRIETARY. In fulfilling its confidentiality obligations, each party shall use a reasonable standard of care, which shall not be less than the standard of care which it uses to protect its own similar confidential or proprietary information. All confidential or proprietary information must be conspicuously marked PROPRIETARY or CONFIDENTIAL. Information revealed orally becomes subject to protection when related to marked written materials or when designated as PROPRIETARY or CONFIDENTIAL as long as the designation is confirmed in writing within 10 calendar days of the designation. Either party (including the Corporations) may disclose information to the extent demanded by a court, revealed to a government agency with regulatory jurisdiction over the party (including the Corporations), or in the party's regulatory responsibilities over its members, associated person, issuers, or others under the Exchange Act, CEA, or similar applicable law. The obligation of non-disclosure shall not extend to: (1) information which is then already in the possession of the party (including the Corporations) while not under a duty of non-disclosure; (2) information which is generally known or revealed to the public or within the applicable industry; (3) information which is revealed to the party (including the Corporations) by a third party--unless the party (including the Corporations) knows that such third party is under a duty of nondisclosure; or (4) information which that party (including the Corporations) develops independently of the disclosure. Each copy, including its storage media, shall be marked with all notices which appear on the original. The obligation of non-disclosure shall survive for a period of three years from the date of disclosure.

SECTION 17. NON-USE OF NASDAQ NAME AND MARKS. Except as provided hereunder, Licensee shall not use the names National Association of Securities Dealers Inc., The Nasdaq Stock Market, Inc., "NASD," or "Nasdaq," in any advertising or promotional media without the prior written consent of Nasdaq. Except as provided hereunder, Licensee shall not use any trademark, service mark, copyright, or patent of the Corporations, registered or unregistered, without written consent of Nasdaq.

SECTION 18. SURVIVAL OF PROVISIONS. The terms of this Agreement shall apply to any rights that survive through the Life of this Agreement or the cancellation, termination, or rescission of this Agreement, namely--Confidentiality, Non-Use of Nasdaq Name and Marks, Indemnification, any warranties, and any rights that Licensee may have under Section 8.5.

SECTION 19. CANCELLATION.

            19.1 Either party may elect, without prejudice to any other rights or remedies, to terminate the Term of this Agreement, upon ***** days Notice with an opportunity to cure within the stated period, if the other party has failed to perform any material obligation under this Agreement. Nasdaq may elect, without prejudice to any other rights or remedies, to terminate this Agreement, upon ***** days Notice with an opportunity to cure within the stated period, if Nasdaq 100 Futures Contracts have not commenced trading on Licensee's market within one year of the date the CFTC designates Licensee as a contract market to trade Nasdaq 100 Futures Contracts.

            19.2 Either party may elect, without prejudice to any other rights or remedies, to terminate the Term of this Agreement without Notice, if a petition in bankruptcy has been filed by or against the other party or the other party has made an assignment for the benefit of creditors, or a receiver has been appointed for the other party or any substantial portion of the other party's property, or the other party's or its officers or directors takes action approving or make an application for any of the above.

            19.3 Licensee represents and warrants that at each time there is any Issuance of a Nasdaq 100 Futures Contract it and each of its involved entities shall have all applicable authority to Issue such futures contract or futures option contract and that each such futures contract or futures option contract is issued strictly in accordance with all applicable legal requirements. If Nasdaq reasonably believes that any Nasdaq 100 Futures Contracts is illegal or has been illegally issued, Nasdaq may elect, without prejudice to any other rights or remedies, to terminate this Agreement with reasonable Notice, provided there is an opportunity to cure within the period specified in the Notice.

            19.4 Either party may elect, without prejudice to any other rights or remedies, to terminate this Agreement, with ***** days Notice (or in the event of an emergency, with such Notice as is practicable), if either party's ability to perform its obligations under this Agreement is substantially impaired by any statute, rule, regulation, order, opinion, judgment, or injunction of the SEC, CFTC, a court, an arbitration panel, or governmental body or Self-Regulatory Organization with jurisdiction or control over the party.

            19.5 Upon any termination of the Term of this Agreement, Licensee shall not list for trading additional series of Options on Nasdaq 100 Futures Contracts except in expiration months already listed on the date of such termination; provided, however, that Licensee may continue to list additional series in the two near-term expiration months until expiration of Options on Nasdaq 100 Futures Contracts in the last expiration month already listed on the date of such termination.

SECTION 20. SUBSEQUENT PARTIES; LIMITED RELATIONSHIP. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective permitted successors, or assigns. Licensee shall not assign this Agreement (including by operation of law) without the written consent of Nasdaq. Nothing in this Agreement, express or implied, is intended to or shall (a) confer on any person other than the parties hereto (and any of the Corporations), or their respective permitted successors or assigns, any rights to remedies under or by reason of this Agreement; (b) constitute the parties hereto partners or participants in a joint venture; or (c) appoint one party the agent of the other.

SECTION 21. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior negotiations, communications, writings and understandings.

SECTION 22. GOVERNING LAW. This Agreement shall be deemed to have been made in the United States, District of Columbia and shall be construed and enforced in accordance with, and the validity and performance hereof shall be governed by, the laws of the District of Columbia, without reference to principles of conflicts of laws thereof. Licensee hereby consents to submit to the jurisdiction of the courts in or for the District of Columbia in connection with any action or proceeding instituted relating to this Agreement.

SECTION 23. AUTHORIZATION. This Agreement shall not be binding upon a party unless executed by an authorized officer of that party. Licensee, Nasdaq, and the persons executing this Agreement represent that such persons are duly authorized by all necessary and appropriate corporate or other action to execute the Agreement on behalf of Nasdaq or Licensee.

SECTION 24. HEADINGS. Section headings are included for convenience only and are not to be used to construe or interpret this Agreement.

SECTION 25. NOTICES. All notices, invoices, and other communications required to be given in writing under this Agreement (NOTICES) shall be directed to the persons identified in subsections (a) and (b) below and shall be deemed to have been duly given upon actual receipt by the parties, or upon constructive receipt if sent by certified mail, return receipt requested (as of the date of signature or of first refusal of the return receipt), or any other delivery method which obtains a signed delivery receipt, addressed to the persons named below at the addresses identified below or to such other address as any party shall hereafter specify by written Notice to the other party hereto:

(a)   if to Licensee:
                  Name:         Norman R. Mains
                  Title:        Senior Vice President and Chief Economist
                  Address:      Chicago Mercantile Exchange
                                10 South Wacker Drive
                                Chicago, Illinois  60606
                  Telephone #:  (312) 930-2740
                  with copies to:

                  Name:         Paul B. O'Kelly
                  Title:        Senior Vice President and General Counsel
                  Address:      Chicago Mercantile Exchange
                                10 South Wacker Drive
                                Chicago, Illinois 60606
                  Telephone #:  (312)930-8510

(b)   if to Nasdaq:

                  Name:         John Wall
                  Title:        Executive  Vice  President,   The  Nasdaq  Stock
                                Market, Inc.
                  Address:      The Nasdaq Stock Market, Inc.
                                11th Floor
                                1735 K Street, N.W.
                                Washington, D.C.  20006
                  Telephone #:  (202) 728-8020

With, in the event of notices of Dispute or default, a required copy to:

      The Nasdaq Stock Market, Inc.
      1735 K Street, N.W.
      Washington, D.C. 20006
      Attn: Office of General Counsel - Nasdaq Contracts Group

SECTION 26. AMENDMENT, WAIVER, AND SEVERABILITY.

            26.1 Except as otherwise provided herein, no provision of this Agreement may be amended, modified, or waived, unless by an instrument in writing executed by a duly authorized officer of the party against whom enforcement of such amendment, modification, or waiver is sought (CONSENT).

            26.2 No failure on the part of Nasdaq or Licensee to exercise, no delay in exercising, and no course of dealing with respect to any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, power, or privilege under this Agreement.

            26.3 If any of the provisions of this Agreement, or application thereof to any person or circumstance, shall to any extent be held invalid or unenforceable, the remainder of this Agreement, and the application of such terms or provisions to persons or circumstances other than those as to which they are held invalid or unenforceable, shall not be affected thereby and each such term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

SECTION 27. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and such counterparts together shall constitute but one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers.



The Nasdaq Stock Market, Inc.
(NASDAQ)

By:       /s/ John T. Wall
         ---------------------
Name:    John T. Wall
Title:   Executive Vice President
Date:    April 3, 1996

Chicago Mercantile Exchange
(LICENSEE)

By:       /s/ William J. Brodsky
         ---------------------------
Name:    William J. Brodsky
Title:   President and Chief Executive Officer
Date:    April 5, 1996

           Amendment to Licensing Agreement for the Nasdaq 100
    Index-Registered Trademark- FOR NASDAQ 100-RELATED FINANCIAL
    PRODUCTS TRADED ON ORGANIZED MARKETS


           This AMENDMENT amends the above referenced Agreement between the Chicago Mercantile Exchange (CME) and The Nasdaq Stock Market, Inc. (NASDAQ), dated April 3, 1996, in the following ways.


           1. CME wishes to disseminate a number which it represents is an unofficial value which mimics the value of the Nasdaq 100 Index-Registered Trademark- (INDEX), but is disseminated more often than the Index (QUICK CASH VALUE) only on the floor of its market, and only to its members (and incidental invitees) while on the floor of its market.

           2. Using a mutually agreed upon notice, CME will appropriately notify its members of the nature of the Quick Cash Value, including, that: (1) Nasdaq has no responsibility or liability for the creation, calculation, accuracy, or dissemination of the Quick Cash Value; and
      (2) the Quick Cash Value may or may not accurately reflect the value of the Index.

           3. The Quick Cash Value is neither an Index nor a Substitute Index for purposes of the Agreement.

Chicago Mercantile Exchange (CME)

By:       /s/ William J. Brodsky
         ---------------------------
Name:    William J. Brodsky
Title:   President and CEO
            AUTHORIZED OFFICER
Date: ________________________

Executed this _____ day of _________, 19___, for and on behalf of:


The Nasdaq Stock Market, Inc. (NASDAQ)
By:       /s/ Richard Ketchum
         ---------------------
Name:    Richard Ketchum
Title:   Executive VP
            AUTHORIZED OFFICER
Date:    5/6/96